Registration No. 333-165506

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-1 AMENDMENT NO. 3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMEX INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	3550	42-1767884
(State of jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification
incorporation or organization)	Classification Code Number)	Number)

16 South Monterey Drive, Kingston 6, Jamaica, West Indies
Tel: 1-888-597-8899, Fax: 1-775-786-6755
(Address and telephone number of principal executive offices)

Magnum Group International Inc.
6130 Elton Avenue, Suite # 356, Las Vegas, Nevada, 89107
Tel: 1-888-597-8899, Fax: 1-702-216-6001
(Name, address and telephone number of agent for service)

As soon as practicable after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934 (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $ 0.001 Par Value	1,250,000	$0.012	$15,000	$1.07

(1) Based on the last sales price on March 30, 2009.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Subject to Completion, Dated ______________, 2010

PROSPECTUS

IMEX INTERNATIONAL CORP.
1,250,000 SHARES
COMMON STOCK

All of the shares being offered, when sold, will be sold by the Selling Shareholders as listed in this prospectus. The shares were acquired by the Selling Shareholders directly from us in a private offering that was exempt from registration under United States securities laws. We are registering these shares to enable the Selling Shareholders to resell them from time to time.

Our common stock is presently not listed or quoted on any market or electronic quotation system and we have not applied for listing or quotation. It is our intention to have a market maker apply for quotation of our common stock on the Over the Counter Bulletin Board (the “OTC Bulletin Board”) following the effectiveness of this registration statement, although there can be no assurance that our common stock will ever be quoted on the OTC Bulletin Board or that any market for our stock will ever develop. The 1,250,000 shares of our common stock can be sold by the Selling Shareholders at a fixed price of $ 0.012 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The Selling Shareholders may sell the shares as detailed in the section entitled “Plan of Distribution”.

The Selling Shareholders or any one of them may be deemed to be an underwriter under the U.S. federal Securities Act of 1933.

We will not receive any proceeds from any sales made by the selling shareholders. We have paid the expenses of preparing this prospectus and the related registration expenses.

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION TITLED "RISK FACTORS" on pages 9 to 12.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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Dealer Prospectus Delivery Obligation

Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of this Prospectus is: ______________, 2010

SUMMARY

Prospective investors are urged to read this prospectus in its entirety.

Imex International Corp. was incorporated under the laws of the State of Nevada on March 18, 2009 for the purpose of developing a waste conversion and disposal center (the “Center”) in Jamaica, West Indies, (“Jamaica”) utilizing waste tires for conversion to fuel oil and biochar. On May 31, 2010, we signed a Joint Venture Agreement (“JVA”) with Quadra Energy Systems Inc (“Quadra”) to establish a Center in Jamaica with Quadra’s QES 2000S utility unit waste conversion system (the “System”). The JVA states that title and ownership for any System installed shall remain the property of Quadra until payment of the amount of $650,000 from the retained earnings of the joint venture for such installed System shall be paid to Quadra. Earnings from the joint venture will be paid out of retained earnings and divided at 60% to Quadra and 40% to us. The management committee has determined that the 1st year of earnings will be allocated 60/40% to Quadra and to us and payment made toward the System will commence the 2nd year of operations. The management committee has discretion to divide and allocate the earnings on a 60/40% basis to each party to ensure that sufficient funds are retained for continued operations.

Once the $ 650,000 is paid to Quadra, the right to use the waste conversion technology will pass to the joint venture via a 40 year license. We believe that a joint venture structure would enable us to utilize Quadra’s expertise in the area of marketing and distribution of by-product generated. The JVA is filed as an exhibit to the Registration Statement as Exhibit 10.1(a) . The addendum to the JVA is filed as an exhibit to the Registration Statement as Exhibit 10.1(b) .

The System is pyrolysis technology for energy conversion and waste disposal, incorporating equipment, software and software programs compatible with the said pyrolysis system. The System has a dual purpose either as (i) a secure, efficient method of converting waste organic materials into marketable energy products or by-products or (ii) an efficient method of disposing of waste organic materials utilizing a safe, non polluting, non toxic method.

Our intention is to initially develop one waste conversion and disposal Center in Jamaica through our JVA with Quadra. Subject to satisfying working capital requirements and the success of joint venture operations, we may develop other Centers in the Caribbean.

By-products generated from the System will be marketed throughout the Caribbean market.

Working Capital Requirements:

On May 31, 2010, we received a shareholder loan in the amount of $ 10,000 as additional support for funding working capital. The $ 10,000 shareholder loan was used to settle our legal and accounting fees. We have observed testing of a model System constructed by Quadra in China and also participated in preliminary training on operating the System. On July 7, 2010, our shareholder advanced approximately $ 5,000 to fund travel costs consisting of airfare and accommodations.

In addition to the $ 10,000 and $ 5,000 shareholder loans we received, we estimate our cash requirements for the next 12 months will be approximately $ 58,000 of which $ 43,000 will cover our costs incurred three months prior to commencement of operations. We will require a further $ 15,000 for our legal and accounting fees. We estimated that we will be in a position to earn revenues that will be sufficient to cover our expenses three months thereafter. We have secured commitments from nine of our shareholders to fund our working capital requirements of $ 65,000 as part of a plan to issue 5,417,000 shares at a price of $ 0.012 per share. To date, we have not called upon these shareholders to fulfill their commitments and we intend to do so once we have become a publicly listed Company. We have access to further funding under a convertible promissory note however such funding will be subject to the Company becoming publicly listed. We intend on furthering negotiations at a later date.

Our principal business office and administrative office for North American investor relations and U.S. regulatory reporting is located at Suite 200, 245 East Liberty Street, Reno, Nevada, 89501. Our administrative office in Jamaica is located at 16 South Monterey Drive, Kingston 6. Our telephone number is 1-888-597-8899 and our fax number is 1-775-786-6755.

THE OFFERING

Securities Being Offered	Up to 1,250,000 shares of common stock
Offering Price

The Selling Shareholders will sell their shares at $0.012 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors. We intend to have our securities quoted on the OTC Bulletin Board, a quotation medium for subscribing Financial Industry Regulatory Authority (“FINRA”) members, upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”). For this to happen, we must contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board. Only authorized OTC Bulletin Board market makers can apply to quote securities on the OTC Bulletin Board. There is no guarantee, however, that our stock will become quoted on the OTC Bulletin Board. If our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Shareholders. The offering price would thus be determined by market factors and the independent decisions of the Selling Shareholders.

Terms of the Offering	The Selling Shareholders will determine when and how they will sell the common stock offered in this prospectus.

Securities Issued	3,050,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the Selling Shareholders.

Summary Financial Information

Balance Sheet

	September 30,	December 31,
	2010	2009
	(unaudited)	(audited)
Cash	$9,622	$9,907
Total Assets	$9,622	$9,907
Liabilities	$23,089	$15,000
Total Shareholders’	$(13,467)	$(5,093)
Deficiency

Statement of Operations

	For the Period	For the Period
	March 18, 2009	March 18, 2009
	to September	to December
	30, 2010	31, 2009
	(unaudited)	(audited)
Revenue	$-	$-
Accumulated Deficit	$50,067	$41,693

RISK FACTORS

All parties and individuals reviewing this Form S-1 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. The likelihood of our success must be considered in light of the problems and expenses that are frequently encountered in connection with operations in the competitive environment in which we will be operating.

***You should read the following risk factors carefully before purchasing our common stock. ***

RISKS RELATING TO OUR BUSINESS

If we do not obtain additional financing, our business will fail.

As of September 30, 2010 we have $ 9,622 in cash. Our current operating funds are less than necessary to fund our operations for three months post operations which we will require approximately $ 43,000and a further $ 15,000 for legal and accounting fees. We will therefore need to obtain additional financing in order to complete our business plan. We currently have not generated any revenues and we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the establishment of our proposed business in Jamaica. We will require significant funding to carry out our proposed business plan. Even if we have sufficient funding, we do not know if we will have commercially viable business operations in Jamaica.

We will require additional financing to sustain our business operations if we are not successful in earning revenues from our proposed business.

If we do not receive funding through private placements or shareholder we may be unable to continue meeting our minimum funding requirements.

As of September 30, 2010, we had a negative working capital of $ 13,467. We require short term funding as well as approximately $43,000 for expenses for three months prior to operations and a further $ 15,000 for our legal and accounting fees. We have secured funding from nine of our shareholders to fund our operations for the next 12 month $ 65,000 by issuance of common shares for total proceeds of $ 65,000. Although we have secured such funding, because we lack operating history, our estimates on working capital requirements may exceed $ 58,000. If working capital requirements exceed this estimate, we may be unable to pursue planned operations.

Although our shareholders are committed to providing the necessary funding in order to generate revenues they are not obligated to do so. We have no formal agreements with our shareholders. If we do not receive shareholder loans or any other form of funding, our operations would cease indefinitely.

Our operating history is limited and we face a high risk of business failure.

We commenced operations on May 31, 2010 upon signing the Joint Venture Agreement with Quadra. We have had limited operations since our inception from which to evaluate our business and prospects. Our current operating activities consist of the establishment of an administrative office in Kingston, Jamaica and retention of 1 sales staff to expand our marketing efforts. We have discussed our planned operations with the Jamaican Minister of Industry, Investment and Commerce in which we have received support. There can be no assurance that our future proposed operations will be implemented successfully or that we will generate profits. There is no history upon which to base any assumption as to the likelihood that we will prove to be successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new business and the high rate of failure of such enterprises. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. We also face the risk that we will not be able to effectively implement our business plan. In evaluating our business and prospects, these difficulties should be considered. If we are not effective in addressing these risks, we will not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

Prior to completion of our business development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our proposed business plan, we will not be able to earn profits or continue operations.

Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profit in the future.

The report of our independent accountant to our audited financial statements for the period ended December 31, 2009 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

We are dependent on the services of our President and the loss of his services could have a material adverse effect on our ability to carry on business.

We are substantially dependent upon the efforts and skills of our President, Mr. Dennis Dalley. We do not have an employment contract with Mr. Dalley and thus he has no obligation to fulfill his capacities as executive officer for any specified period of time. The loss of the services of Mr. Dalley could result in our inability to carry on business unless or until a suitable replacement has been found.

If a market for our common stock does not develop, shareholders may be unable to sell their shares and will incur losses as a result.

There is currently no market for our common stock and no certainty that a market will develop. We intend to have our securities quoted on the OTC Bulletin Board, a quotation medium for subscribing Financial Industry Regulatory Authority (“FINRA”) members, upon our becoming a reporting entity under the Exchange Act. For this to happen, we must contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board. Only authorized OTC Bulletin Board market makers can apply to quote securities on the OTC Bulletin Board. There is no guarantee, however, that our stock will become quoted on the OTC Bulletin Board. If our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Shareholders. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A purchaser is purchasing penny stock which limits his or her ability to sell the stock.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Failure to achieve and maintain effective internal controls in accordance with section 404 of the Sarbanes-Oxley act could have a material adverse effect on our business and operating results.

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act (“SOX”). We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures. If we are unable to comply with these requirements of SOX, we may not be able to obtain the independent accountant certifications that SOX requires of publicly traded companies.

If we fail to comply with the requirements of Section 404 of SOX regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of SOX and current SEC regulations, we are required to prepare assessments regarding internal controls over financial reporting and furnish a report by our management on our internal control over financial reporting. The process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. There can be no assurance that our auditors will be able to issue an unqualified opinion on management's assessment of the effectiveness of our internal control over financial reporting. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weakness” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board (“PCAOB”). A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines “significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of SOX. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

RISKS RELATING TO THE OFFERING

There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers’ network; therefore, our investors may not be able to sell their shares.

Our stock is substantially controlled by one shareholder for the foreseeable future and as a result, that shareholder will be able to control our overall direction.

Our President owns 59% of our outstanding shares. As a result, he will be able to control the outcome of all matters requiring shareholder approval and will be able to elect all of our directors. Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future shareholders may have in our company. See "Principal Shareholders."

The offering price of $ 0.012 per share is arbitrarily determined and bears no relation to market value. The market value may be lower than $0.012 per share.

The offering price was arbitrarily determined by us based upon the price shares were last sold in our most recent Regulation S offering, whereby we received $15,000 for consideration of 1,250,000 of our common stock.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Form S-1 includes forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning. Various factors could cause actual results to differ materially from those expressed in the forward looking statements, including those described in "Risk Factors" in this Form S-1. We urge you to be cautious of these forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

The common shares offered are being registered for the Selling Shareholders as specified herein. The Selling Shareholders will receive all proceeds from the sale of common stock.

DETERMINATION OF OFFERING PRICE

The offering price was arbitrarily determined by us based upon the price shares were last sold in our most recent Regulation S offering on March 30, 2009 wherein we received $15,000 in consideration of 1,250,000 shares of our common stock from 21 investors.

The offering price of $ 0.012 is not based upon our net worth, earnings, total asset value or any other objective measure of value based upon accounting measurements. Should a market for our securities, the market price may be less than the offering price.

DILUTION

The common stock to be sold by the Selling Shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The Selling Shareholders are offering 1,250,000 shares of common stock offered through this prospectus. We entered into Share Subscription Agreements on March 30, 2009 wherein 1,250,000 shares were acquired by 21 shareholders. These shares were subsequently issued for consideration of $15,000.

These offerings were made pursuant to the exemption from registration provided by Regulation S under the Securities Act of 1933 (the “Securities Act”). Accordingly, our selling shareholders are not U.S. persons and for offerings made to such persons, no sales efforts were conducted in the U.S. All of the 21 shareholders entered into a Share Subscription Agreement with their respective share capital amounts and amounts paid for the shares.

On March 25, 2009, 1,800,000 shares were issued to our President as consideration for incorporation costs and other related costs. These shares were valued at $ 21,600 and such value is solely based on our most recent sale on March 30, 2009. These shares are exempt from registration under Regulation S of the Securities Act as they were made to a non US resident.

The following table provides as of December 31, 2009 information regarding the beneficial ownership of our common stock held by each of the Selling Shareholders.

Name of Selling		Beneficial Ownership		# Shares	Beneficial Ownership
Shareholder		Before Offering		Offered	After Offering (1)

Last	First	# Shares	Percent (2)		# Shares	Percent (2)
Alexander	Sharon	150,000	4%	150,000	-	-
Bowley	Veronica	10,000	<1%	10,000	-	-
Bravo	Candace	10,000	<1%	10,000	-	-
Bravo	Michael	10,000	<1%	10,000	-	-
Bravo	Natalie	10,000	<1%	10,000	-	-
Bravo	Steven	10,000	<1%	10,000	-	-
Clarke	Loris	140,000	4%	140,000	-	-
Dawkins	Dennis	40,000	1%	40,000	-	-
Fernandez	David	145,000	4%	145,000	-	-
Grant	Carl	80,000	2%	80,000	-	-
Jervis	Graham	10,000	<1%	10,000	-	-
Lloyd	Shirley	10,000	<1%	10,000	-	-
McDonald	Rosemarie	50,000	2%	50,000	-	-
McDonald	Karl	60,000	1%	60,000	-	-
McLean	Carole	10,000	2%	10,000	-	-
Newsam	Carla	10,000	<1%	10,000	-	-
Phillips	Sandra	50,000	<1%	50,000	-	-
Portillo	Coral	90,000	2%	50,000	-	-
Stewart	Youlander	150,000	4%	150,000	-	-
Smith	Jacqueline	55,000	2%	55,000	-	-
Smith	Thomas	150,000	4%	150,000	-	-

Total		1,250,000	41%	1,250,000	-	-

(1)	The numbers in this table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares.

(2)	The percentage is based on 3,050,000 common shares outstanding as of December 31, 2009 and as of to date.

The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that the Selling Shareholders do not purchase additional shares of common stock, and assumes that all shares offered are sold. It is possible that the Selling Shareholders may not sell all of the securities being offered.

None of the Selling Shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)	has ever been one of our officers or directors; or

(3)	is a broker-dealer or affiliate of a broker dealer.

(4)	have a family relationship with our sole director and officer.

To the best of our knowledge, none of the Selling Shareholders holds any other stock of our company and if they were to sell all of the shares listed above, they would hold no equity interest in our company.

There was no private placement agent or others who were involved in placing shares with the Selling Shareholders.

PLAN OF DISTRIBUTION

We are registering the common stock on behalf of the Selling Shareholders. The 1,250,000 shares of our common stock can be sold by the Selling Shareholders at a fixed price of $0.012 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Please note that these shares may be illiquid as these shares are not traded on a market or exchange.

To be quoted on the OTC Bulletin Board, we must engage a market maker to file an application for a trading symbol on our behalf with FINRA. The market maker will create a market for our shares to be traded on the open market. This process usually takes between three to six months; however, it can be prolonged depending on circumstances.

Once our stock is quoted on the OTC Bulletin Board shareholders will have a market in which to liquidate their shareholdings as desired.

The selling shareholders may, from time to time, sell any or all of their shares of common stock in private transactions or on the OTC Bulletin Board, assuming we are successful in attaining quotation on the OTC Bulletin Board. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commission or agent’s commissions. The Selling Shareholders may use any one or more of the following methods when selling shares:

  any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  transactions otherwise than on these exchanges or systems or in the over-the-counter market;
  through the writing of options, whether such options are listed on an options exchange or otherwise;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  short sales;
  broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
  a combination of any such methods of sale; and
  any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Shareholder. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of common stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.

The Selling Shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares. The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The Selling Shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We are paying the expenses of the offering because we seek to: (i) become a reporting company under the Exchange Act; and (ii) enable our common stock to be quoted on the OTC Bulletin Board. We must be a reporting company under the Exchange Act in order that our common stock is eligible for quotation on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of the Selling Shareholders may facilitate the development of a public market in our common stock if our common stock is approved for quotation on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We believe that obtaining reporting company status under the Exchange Act and having our common stock quoted on the OTC Bulletin Board should increase our ability to raise additional funds from investors, should the need arise.

If we are notified by any Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the Selling Shareholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Shareholders, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

If any Selling Shareholder enters into an agreement, after effectiveness, to sell their shares to a broker-dealer as principal and the broker-deal is acting as an underwriter, we will file a post-effective amendment to our registration statement identifying the broker-dealer, providing the required information regarding the plan of distribution, revising the disclosure in the registration statement and filing the agreement as an exhibit. Prior to such involvement, a broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from FINRA.

We are bearing all costs relating to the registration of the common stock. We estimate that the expense of the offering to be paid by us on behalf of the Selling Shareholders is $ 20,000. If applicable, the Selling Shareholders will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The Selling Shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the Selling Shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;

2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission (the “SEC”) has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

·	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

·	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

·	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

·	contains a toll-free telephone number for inquiries on disciplinary actions;

·	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

·	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

·	with bid and offer quotations for the penny stock;

·	the compensation of the broker-dealer and its salesperson in the transaction;

·	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

·	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling those securities.

None of our Selling Shareholders have entered or plan to enter into any agreement, arrangement, or understanding with broker dealers for the distribution of our common stock.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our sole officer, director or beneficial owners are involved with respect to our operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following information sets forth the name of our sole officer and director, his present position, age and biographical information within the last 5 years. Also provided is a brief description of the business experience of our sole director and executive officer and significant employee during the past five years and an indication of directorships held by such director in other companies subject to the reporting requirements of the Exchange Act.

Name	Age	Position	Period Serving	Term (1)
Dennis Dalley	61	President, CEO, CFO, CAO,	March 18, 2010 –	One year
		Treasurer, Secretary, Director	March 17, 2011

(1)	Directors hold office until the next annual shareholders’ meeting or until a successor or successors are elected and appointed.

Dennis Dalley, a Jamaican citizen, was appointed to the above noted positions on March 18, 2009 and, as such, Mr. Dalley is responsible for implementing our investment projects, financial budgets and forecasts, while overseeing marketing efforts. He is also responsible for our overall direction and various initiatives as needed from time to time in maintaining the health of our company.

Mr. Dalley has worked with Laurentide Finance in Nassau, Bahamas as a senior loans officer from 1968 through 1971 and has marketing experience from working with Volkswagen, Jamaica as Vice President of sales and marketing from 1971 through 1978. Since 1989, Mr. Dalley has fulfilled the position of marketing executive of a mid sized landscaping and maintenance company in Jamaica.

Involvement in Certain Legal Proceedings:

Our officer and director, and control person has not been involved in any of the following events during the past ten years and which is material to an evaluation of the ability or the integrity of our director or executive officer as required to be disclosed by Item 401(f) of Regulation SK as follows:

1.	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i.	Any Federal or State securities or commodities law or regulation; or

	ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

	iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors. As such, Mr. Dalley acts in those capacities as our sole director.

Audit Committee Financial Expert

We do not have an audit committee financial expert nor do we have an audit committee established at this time. We expect to establish this committee within the next twelve months.

Role and Responsibilities of the Board

The Board of Directors oversees the conduct and supervises the management of our business and affairs pursuant to the powers vested in it by and in accordance with the requirements of the Revised Statutes of Nevada. The Board of Directors holds regular meetings to consider particular issues or conduct specific reviews whenever deemed appropriate.

The Board of Directors considers good corporate governance to be important to the effective operations of the Company. Our directors are elected at the annual meeting of the shareholders and serve until their successors are elected or appointed. Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal.

We presently do not pay our directors or executive officers any salary or consulting fees and do not anticipate paying them any compensation during the next 12 months in their capacities as directors and officers.

As we currently only have one director, who is also our sole executive officer, we do not at present have any independent directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 31, 2009 certain information regarding the beneficial ownership of our common stock by:

1.	each person who is known by us to be the beneficial owner of more than 5% of the common stock, and

2.	director and executive officers.

The persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse. No change in control is currently being contemplated.

As of December 31, 2009, 3,050,000 shares with a par value of $0.001 per share were issued and outstanding. We are authorized to issue 75,000,000 shares with a par value of $0.001 per share.

On March 30, 2009, 21 of our shareholders paid $15,000 to acquire 1,250,000 of our common shares at $0.012 per share.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	% Class (1)
Officers and Directors:
	Dennis Dalley	1,800,000	59%
	Lot 11 Innswood Drive, PO Box
Common Stock	3117 Kingston 8 Jamaica WI.

Officers and Directors as a Group		1,800,000	59%

(1) Based on 3,050,000 shares outstanding as of December 31, 2009.

DESCRIPTION OF SECURITIES

The securities being registered are 1,250,000 shares of common stock with a par value of $0.01 per share. Pursuant to our articles of incorporation, the total authorized capital is 75,000,000 shares of common stock with a par value of $0.001 per share, of which 1,250,000 shares are issued to 21 shareholders as per Share Subscription Agreements signed on March 30, 2009 and 1,800,000 shares were issued to our President for incorporation costs on March 25, 2009. This public offering consists solely of 1,250,000 shares of common stock being resold by the Selling Shareholders at a price of $0.012 per share; therefore, this offering will not affect the total number of shares of common stock issued and outstanding.

All of our authorized shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets. Holders of shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders. Holders of shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available. In the event of our liquidation, dissolution or winding up the holders of shares are entitled to share pro-rata in all assets remaining after payment of liabilities.

Our shares have no pre-emptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares.

Our articles and by-laws do not contain any provisions that would delay, defer or prevent our change in control.

Dividend Policy:

We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Should we declare a dividend in the future, such dividend will be paid to shareholders on a pro rata basis in accordance with their shareholdings at such time.

Share Purchase Warrants:

We have not issued and do not have outstanding any warrants to purchase our shares

Options:

We have not issued and do not have outstanding any options to purchase our shares.

Convertible Securities:

We have not issued and do not have outstanding any securities convertible into shares or any rights convertible or exchangeable into shares.

Changes in Control:

There are no arrangements which may result in a change in control.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 shareholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada "Combination with Interested Shareholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an "interested shareholder" and a resident domestic Nevada corporation from entering into a "combination", unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested shareholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested shareholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested shareholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested shareholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested shareholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested shareholders, or if the consideration to be paid by the interested shareholder is at least equal to the highest of: (1) the highest price per share paid by the interested shareholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested shareholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested shareholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company. Nor was any such person connected with our company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Accounting Matters

Our financial statements as of December 31, 2009 appearing in this prospectus and registration statement have been audited by Robert G. Jeffrey, an independent auditor, as set forth in his report thereon, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

Legal Matters

The validity of the shares offered hereby will be passed upon for us by Lonsdale Avenue Law Centre, a law firm located in Vancouver, British Columbia.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes ("NRS") and our bylaws. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its shareholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our Bylaws state that we shall indemnify all of our officers and directors, past, present and future, against any and all expenses incurred by them and each of them including but not limited to legal fees, judgment and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of the Company.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defence of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

DESCRIPTION OF BUSINESS

Principal Products, Services and Their Markets

On February 15, 2010, we entered into an agreement with Quadra Energy Systems Inc. (“Quadra”), a wholly owned subsidiary of Quadra Projects Inc, a U.S. public company, to purchase one QES 2000S utility unit waste conversion system (the “System”).

The purpose of the System is to develop a waste conversion and disposal center for operations in Jamaica, where the targeted waste would be the conversion of used tires into fuel oil and biochar. The System alone operates on a batch system and has manual loading and unloading. With the additional equipment, the System will operate as a continuous operation system able to operate 24 hours a day.

Quadra acquired the world wide rights to this technology and has made statements that the System has the capability of converting tires into fuel oil and. Quadra has constructed a demonstration utility unit and has completed independent testing.

In order to alleviate our short term funding requirements, we have established what we believe to be a more feasible business plan to develop the waste to energy conversion and disposal center (“Center”) with Quadra. On May 31, 2010, we signed a Joint Venture Agreement (“JVA”) to operate as Carib Green Industries with Quadra, superseding the February 15, 2010 purchase agreement, which would enable us to establish a Center in Jamaica under a joint venture structure with 60% equity interest to Quadra and 40% to us. The management committee has determined that the 1st year of earnings will be allocated 60/40% to Quadra and to us and payment made toward the System will commence the 2nd year of operations. As per the addendum to the JVA, the management committee has discretion to divide and allocate the earnings on a 60/40% basis to each party to ensure to also ensure that sufficient funds are retained for continued operations. Title and ownership for any System installed by Quadra shall remain the property of Quadra until payment of the amount of $650,000 from the retained earnings of the joint venture for such installed System shall be paid to Quadra. When this amount is paid, title and ownership of the System will pass to the joint venture and the use of the technologies as specified as Acquired Technologies will pass to the joint venture via a 40 year license.

To earn the 40% equity interest, we must source and deliver the feedstock material of used tires and also be the general operator of the waste conversion and disposal center for operations in Jamaica. We also are responsible for sourcing a suitable facility for joint venture operations. As a joint venture partner, we are entitled to exclusive importation and distribution rights of the System in the Caribbean. At this time we have not finalized a formal importation and distribution agreement with Quadra. Our intention is to initially operate the System under the terms of the JVA and subject to the success of this operation, we may expand our business scope to import or distribute the System in the Caribbean. We will also be responsible for marketing by-products, along with Quadra’s efforts, specifically biochar to target markets of landscapers, to source potential funding.

For Quadra to earn 60% equity interest, Quadra must deliver, install and train staff to operate the System. Quadra will provide all required technical support and management services if needed. Quadra will be responsible for undertaking development of special applications of the System if required, maintain the System and develop upgraded versions of the System, market the by-products generated, sourcing all required licenses, approvals to manufacture, sell, and market by-products, and complying with all environmental rules and regulations.

The JVA provides that a management committee be formed consisting of a total of 6 members. The management committee will appoint a representative President and Chief Technical Officer of the management committee. Our company President will serve as the Committee President and Quadra has appointed Rosemary Samuels as the position of Chief Technical Officer.

The additional 4 members will consist of 2 appointed by Quadra and 2 appointed by us. As of to date, the 4 members have not been appointed. We are also actively sourcing members to serve on the management committee.

From May 31, 2010 to May 29, 2015, we are restricted from engaging in any type of business in competition with products and services operated under the JVA.

The term of the JVA is 40 years. The JVA is filed as an exhibit to the Registration Statement as Exhibit 10.1(a) . The addendum to the JVA is filed as an exhibit to the Registration Statement as Exhibit 10.1(b) .

Quadra has constructed a demonstration System in China and has completed independent testing. We have observed such testing and participated in preliminary training. Our travel expenses were funded by shareholder loans. With the guidance of Quadra and subject to obtaining the necessary funding, we expect to secure a location for our operations in Jamaica by January 2011.

Pyrolysis technologies

Pyrolysis is most commonly used for disposal of organic waste materials. It does not involve reactions with oxygen or any other reagents but can take place in their presence. Extreme pyrolysis, which leaves only carbon as the residue, is called carbonization and is also related to the chemical process of charring.

Pyrolysis is used in the chemical industry. The process is also used to produce charcoal, activated carbon, methyl alcohol and other chemicals from wood. In addition, the process is also used to convert ethylene dichloride into vinyl chloride to make PVC, to produce coke fuel from coal, to convert biomass into synthetic gas, to turn waste into safely disposable substances, and for the cracking of medium-weight hydrocarbons from petroleum into smaller molecules to produce lighter forms such gasoline.

There are two kinds of pyrolysis technologies classified by heat source.

Direct-Heat Pyrolysis

This method allows the heat source to make direct contact with the feedstock material. It has the advantage of being the most efficient method of thermal conductivity. Examples of Direct-Heat Pyrolysis systems are; steam pyrolysis systems, nitrogen or argon gas pyrolysis systems. Both steam and gas pyrolysis heat the feedstock material completely thereby decomposing the hydrocarbons. The disadvantage of the Direct-Heat Pyrolysis method is that it requires the consumption of a large amount of energy.

Indirect-Heat Pyrolysis

Using the Indirect-Heat Pyrolysis method the feedstock material does not make direct contact with the heat source. The material is loaded in a vacuum chamber isolated from air. Then a heat source is applied to heat the chamber. The heat source can be a burner or heat wire.

Indirect-Heat Pyroloysis has a low thermal conductive efficiency because no contact is made with the surface of the feedstock material. To improve efficiency, Catalyst Pyrolysis has been developed. It uses a catalyst to bring the heat into contact with the feedstock material. If more than one catalyst is used greater heat contact is made with the surface of the feedstock material and the efficiency is thereby increased. Another method is to break down the feedstock material into the small pieces or to grind the feedstock into a powder, where the feedstock material will react instantly. This technology is called Fast Pyrolysis. Heat will always be applied from the surface to the interior of the feedstock material. When heat makes contact with the surface of the feedstock material, it will form a hard shell preventing the heat from penetrating to the interior of the feedstock material resulting in incomplete de-composition of the organic compounds.

The System

The System combines the Steam Direct-Heat Pyrolysis and Indirect-Heat Pyrolysis technologies and further incorporates a two stage pyrolysis process into one system.

We believe that the System offers better efficiencies than other indirect pyrolysis systems.

The System is able to accommodate four applications for treatment of waste tires, plastics, MSW, and hospital waste. These are subject to the addition of various components. The System and additional equipment which we intend to purchase will accommodate only one application being the treatment and conversion of waste tires. We may at a later time, accommodate other components to process waste tires for carbon black production however this will largely depend the success of our operations and whether we are in a financial position to expand the System to accommodate the production of carbon black.

Target Market

Upon informal preliminary market research, there has been no plan for recycling of used tires in Jamaica, resulting in used tires being discarded as garbage where they ultimately end up in landfills. We believe that these discarded tires would provide a source of raw materials for us at little cost. Our market research has been limited to contacting listed recycling organizations throughout Jamaica and there currently are no companies with similar technology.

Biochar is a highly porous charcoal that enables soil to retain nutrients and water and carbon content and yields improved plant and crop. The carbon content in the biochar can be stored in soil indefinitely. Biochar as a soil enhancer is mostly used in areas that have depleted soils with inadequate water and fertilizer use.

Biochar can improve soil fertility for the long term using locally available materials. Used alone, compost, manure or agrochemicals must be added at the same rate every year in order to realize benefits. Application rates can be reduced when nutrients are combined with biochar. Biochar can play a role in expanding options for sustainable soil management, not only to improve soil productivity but also to decrease nutrient loss through leaching by percolating water. We intend to market biochar produced to landscapers for softscape use in horticulture design.

As per the JVA, Quadra is responsible for sourcing all required licenses, permissions approvals from authorities to install the System and to manufacture and market and sell the by-products, if such approval exists, as applicable. Upon discussion with various local authorities, Quadra has determined that we are not required to obtain government approval of our by-products on how they are manufactured or how they are marketed and sold in the market. In addition, we have discussed our plan of operation with the Jamaican Minister of Industry, Investment and Commerce and confirm that approval of our products is not required before producing and selling them into the market.

Marketing Strategy

Waste tires are a prime source of feedstock material for the pyrolysis system. The major problem in this market is the quality of the by-products produced. As mentioned before, the traditional indirect-heat pyrolysis system cannot completely process the waste tire resulting in the biochar residue containing organic compounds which are flammable and cannot be sold on the market. A second problem is the quality of fuel produced which contains a significant amount of tar and sulfur. This oil product is not easily marketable. The System can produce marketable high quality by-products to meet the demand of industry. With waste tires as feedstock, the System is able to generate approximately 40% fuel oil, 35% biochar and 7% steel. Of the 40% fuel oil generated, the tar and sulfur content is less than 3%. Of the 35% biochar generated, the oil content is less than 0.001% . The tar, sulphur and oil content is consumed in the conversion process and recycled back into the System. Pyrolysis systems using direct and indirect heat produce a sulfur and oil content of approximately 1% and 3-5% for fuel oil and biochar, respectively. As a result of the sulphur and oil content, the quality of by-products is significantly diminished. The System has the ability to separate the various contents of the waste tire so that the quality of the by-product is higher.

As per the JVA, marketing efforts relating to biochar generated will be our responsibility and Quadra will be marketing the remaining by-products of fuel oil and steel. Quadra will market fuel oil on the NYMEX exchange through a brokerage firm. All marketing efforts for fuel oil will be facilitated through a broker. Steel will be marketed locally in Jamaica to metal commodities companies that recycle various metals by repurposing the metal through smelters that meltdown the metals. We believe that the division of marketing efforts will allow us to better utilize our resources and knowledge base. Given our company’s President’s current business of landscaping and maintenance, we believe we can effectively market the byproduct biochar in this industry.

Quadra is more knowledgeable in the area of marketing the remaining by-products generated. We may assist such marketing efforts under the guidance of Quadra. Quadra will also be responsible for the compliance with all environmental rules and regulations in the operation of the Center and the disposal of any un-marketable by-products generated for the same reasons discussed above.

We have entered into discussions with tire repurpose companies engaging in re-treading of used tires which has access to the amount of input of feedstock material we require. Please see below “Availability of Raw Materials”. By-products generated would be initially sold at the Center and also marketed throughout the Caribbean. The primary by product generated will be biochar and our target market will be that of landscape horticulturalists, specifically in the area of floriculture. We may market the biochar to agriculturalists at a later time and such efforts to expand our marketing scope will be dependent on the success of our initial operations.

Use of the System

Cost

The cost of the System is $ 450,000 with additional equipment required to operate on a continuous basis for 24 hours a day costing an additional $ 200,000. It is Quadra’s responsibility to construct the System under the terms of the JVA with the cost of the System of $ 650,000 to be repaid to Quadra. Title and ownership of the System will transfer to the joint venture and the right to use the waste conversion technology will pass to the joint venture via a 40 year license after full payment is made to Quadra.

The Center would occupy an area of about 5,000 square feet and the location has not been determined. Please refer to “Management’s Discussion and Analysis – Liquidity and Capital Resources” for discussion on working capital requirements for the next 12 months and anticipated sources of capital.

How the System Works

Waste tires will be delivered to a storage space which will be sent to a loading machine by conveyor operating at the rate of about 4 metric tons per day. On average, it is estimated the loading capacity is about 120 tons per month depending upon the size of the tire chips. The loading machine transports the waste to the System for treatment. Steam is injected into a heater before it enters the System.

The System has a Stage 1 pyrolysis unit, which combined with steam separates the vaporized water and oil, and the vaporized water and oil are then ejected into an oil reactor whereby the oil is stabilized, before the stabilized oil and water (still in vapour form) enters the condenser unit.

Liquid oil and water enter the oil/water separator, where they are physically separated. The water is recycled back as steam to the System. Some of the fuel oil is used by a burner as heat source for the System and the bulk of the fuel oil is then sent to the oil storage tank.

Of the output, approximately 40% is fuel oil, 35% biochar and 7% steel wire, depending on type of tire. Approximately 40 tons of fuel oil could be generated per month. The current market price of fuel oil is $550 per ton.

Approximately 44 tons of biochar could be generated per month. The market price of biochar ranges between $ 300 and $ 600 per ton.

The estimated levels of output of 40% fuel oil, 35% biochar and 7% steel wire are based upon estimate provided by Quadra. We are relying on such statements. Quadra’s statements are filed as an exhibit to the Registration Statement as Exhibit 23.2.

The current market prices quoted above for fuel oil are based on prices quoted on the NYMEX exchange effective March 1, 2010. The current market prices quoted above for biochar are based upon managements estimates derived from informal preliminary research on marketability of biochar in the U.S. and China.

Management has discussed the above noted estimates with Quadra and such estimates considered reasonable by Quadra.

From the sale of fuel oil, steel and biochar, we anticipate to generate monthly revenues of approximately $22,000 for fuel oil, $ 1,500 for steel and $ 19,800 for biochar.

Please refer to “Management Discussion and Analysis – Liquidity and Capital Resources” for a detailed discussion on anticipated results of operations and sources of working capital requirements.

The proposed Center to be developed in Jamaica is to be manufactured in Taiwan and shipped and assembled in a location to be identified in Jamaica. Quadra shall be responsible for the shipping and assembly of the System.

Distribution Methods and Installation

Distribution

We currently do not have distribution methods to deliver by-products generated by the System. The JVA provides that Quadra will be responsible for distribution methods, however initially; our intention is to have our products sold at the Center. We will explore other methods of distribution subject to the market response upon initiation of operations.

New Products

Other than the by-products generated by the System, we are not developing nor do we intend to distribute any other products in the foreseeable future.

Competition

The market for alternative energy technologies and environmental remediation and waste to energy conversion are highly competitive and other providers of such technologies may have established long –standing relationships with tire companies and other manufacturers that we view as potential customers. Many competitors also have substantially greater access to capital and technical resources than we do and may therefore have a significant competitive advantage. There are many companies producing products competitive to ours.

To the best of management’s knowledge, we are not aware of any other waste conversion and disposal centers located in Jamaica. However we face competition on the sale of by-products generated consisting mostly of biochar and fuel oil.

We believe that the principal competitive factors in our market will be product pricing. The System offers us the ability to produce biochar and fuel oil through the processing of waste tires. We believe we can be competitive with the use of feedstock accounting for 5% cost of the selling price of by-products produced as opposed to 50% cost compared to those using “old furnace black technology” whereby feedstock of petroleum is used which is subject to the oscillating market prices of petroleum and natural gas. This estimate was provided to us by Quadra. We are relying on such statements. Quadra’s statements are filed as an exhibit to the Registration Statement as Exhibit 23.2.

Fuel oil generated as a by product is similar in quality to heating oil and can be blended in with conventional fuel for transportation purposes or used directly in fuel powered generators for the production of electricity.

Availability of Raw Materials

Inventory

QES System Construction

The System is custom designed and manufactured and not produced for inventory by Quadra. Systems will only be produced for specific projects with procurement commencing when project funding has been fully committed.

Quadra outsources the major components of its Systems, although some proprietary components will be manufactured in-house. The components and materials used in the manufacturing are obtained from a limited number of manufacturers. The components, which are modular, will then be assembled at our chosen location. The cost of the assembly is included in the purchase price of the System. Quadra uses this limited number of manufacturers rather than a single manufacturer in order to reduce the possibility of technological piracy. Quadra is of the opinion that these component manufacturers will have no difficulty in meeting the delivery requirements.

While Quadra has chosen to use only a limited number of manufacturers to produce the components for its technologies, in the opinion of management, Quadra has a ready available supply of components and raw materials for the assembly of its waste to energy conversion system and in the event of a default by one manufacturer, there are readily available competitors who could manufacture the required component or components. These components are primarily pyrolysis reactor chambers, burner assemblies and conveyors.

Quadra is of the opinion this outsourcing manufacturing strategy allows it to deliver its products without the high capital expenditures that it would otherwise require in order to manufacture the components in house. Further by limiting the number of suppliers for the key components of the waste to energy conversion system, Quadra believes it is better able to control costs while still maintaining high quality specifications.

Feedstock Material – Used Tires

We have entered into discussions with tire repurpose companies engaging in re-treading of used tires which has access to the amount of input of feedstock material we require. We have not entered into any definitive agreements with these suppliers as the cost of the tires per ton will vary. The cost will vary from $ 80 to $ 120 per ton. Management is confident that these sources are sufficient for supplying operations with the necessary feedstock material.

Delivery

Quadra shall use its reasonable efforts to deliver the System at our designated plant location in Kingston, Jamaica.

Quadra shall upon delivery to our designated plant location in Jamaica, provide a project engineer designated by Quadra who shall supervise the installation of the equipment in order that we shall receive and have installed the System on a “turnkey basis”. The estimated time for the installation and certification of the equipment shall take approximately 60 days.

Patents, Trademarks and Labor Contracts

Patents

We do not hold patents for the System. Quadra has patents for the System and related technologies in Taiwan under Patent No 285138, with pending patents No. 2006 10066751.9 and No. 2006 10072434.8 in the Peoples Republic of China and pending US patents No. 2007/0231073A1 and No. 2007/0231224A1.

Quadra has filed a patent under application number 11/727,803 filed with the United States Patent Trademark Office for a reaction furnace utilizing high temperature steam and a re-circulated heat source to crack dioxin and organic substances contained in waste, being the basis of Quadra’s proprietary technology, has been granted by the United States Patent and Trademark Office effective the 15th day of December 2009 under patent number 7,632,471.

Trademarks

We do not have any trademarks on our trade name or logo.

Labor Contracts

We have one labor contract with one employee retained as sales staff for the purpose of expanding our marketing efforts. Once the System is fully operational, we will require additional employees to operate the system and also sales staff for marketing and sale of by-products generated.

Government Regulation

Operators of the System will be subject to environmental laws. We believe we will be able to operate the System in compliance with such laws at a cost which will not be prohibitive as the System is self contained, which prohibits toxic dioxins and air pollutants from being released into the atmosphere.

We may be subject to hazardous waste liabilities. Fuel and some of its derivative products may be deemed to be hazardous wastes for which a liability may be imposed upon us should contamination from improper storage or handling occur.

We have discussed our planned operations with the Jamaican Minister of Industry, Investment and Commerce and have received full support. Please refer to their letter dated September 28, 2010 which is attached as an exhibit to the Registration statement as Exhibit 10.3. We intending on working actively with members of the Jamaican Government to establish initiatives for tire recycling.

Research and Development

We do not plan on engaging in any research and development costs as any efforts in this area will be initiated by Quadra. We intend on developing our business by initially, establishing a reliable customer base and subject to the profitability of our operations, may expand our distribution channels throughout the Caribbean. At that time we may engage marketing professionals to assist in such efforts.

Compliance with Environment Laws

We are relying on the claims from Quadra that the System is equipped to address environmental issues. It does not burn waste like an incinerator. The pyrolysis process keeps carbon as a by-product thereby reducing the carbon dioxide emissions and also incorporates a fuel gas cleaning system in its GASTEC unit. The GASTEC unit is a multi-stage condenser and includes a gas cleaner to remove hydrochloric acid, hydrogen _dust, NHx, and mercury.

Handling and Storage of Biochar

To the best of management’s knowledge, there are no guidelines or precautions relating to the handling and storage of biochar. We intend on handling and storing biochar based on standards applicable to carbon black as we may expand our operations in the future to accommodate the production of carbon black derived from waste tires.

In general, pure carbon black is difficult to ignite, does not undergo spontaneous combustion, and is not a dust explosion hazard. Red hot metal and electric sparks will not cause carbon black dust to ignite explosively. However, carbon black can be ignited by an open flame, glowing metal, sparks or lighted cigarettes. Once ignited it burns slowly with the production of toxic carbon monoxide. Storage fires may go undetected for some time, unless stirred or if sparks are present. If impurities are present on the carbon black (e.g. oil), then there is a risk of dust explosions. The risk of dust explosions is increased by the presence of unconsumed oil that adheres to the carbon.

Carbon black is a toxic solid. It may also be a dust explosion hazard depending on the impurities present. It is necessary that engineering controls are operating and that protective equipment requirement and personal hygiene measures are being followed. Only authorized personnel should have access to this material. They should be properly trained regarding its hazards and its safe use.

There should be no possible ignition sources, (e.g. sparks, open flames). It is very important to keep areas where this material is used clear of other materials which can burn (e.g. cardboard, sawdust). If impurities are present on the carbon black this could be at risk of being an explosion hazard. A non-sparking ventilation system, explosion-proof equipment and intrinsically safe electrical systems in areas of use must be installed. Carbon black should be stored in dust-tight, labelled containers and should be kept closed when not in use. Methods to control hazardous conditions include mechanical ventilation, local exhaust ventilation, and process enclosure if necessary, to control airborne dust.

Handing and Storage of Fuel Oil

Fuel oil has a high vapor pressure, evaporating quickly and will go stale in a few weeks if not chemically treated. It has high ignition temperature (about 1100° F). Stored fuel oil must be treated with a butylhydroxytoluene additive and protected from moisture if it is to be stored for any length of time. Fuel tanks should be stored in a well-ventilated area building.

Any electrical fixtures surrounding the fuel oil tank should be explosion proof (sealed) and wired in sealed conduit to prevent fuel vapors from coming into contact with electrical sparks. Smoking or carrying of smoking materials within 50 feet of the fuel pumps should be prohibited.

Employees

During the year ended December 31, 2009, we had no full-time and no part-time employees. In August 2010, we retained 1 employee as sales staff to expand our marketing efforts of biochar. Once the System is fully operational, we will require additional employees to operate the System.

Principal Business Office & Administrative Branch Office

Our administrative office for North American investor relations and U.S. regulatory reporting is located at Suite 200, 245 East Liberty Street, Reno, Nevada, 89501. We have leased administrative office space for our operations in Kingston, Jamaica located at 16 South Monterey Drive, Kingston 6.

Reports to Security Holders Annual Reports

We intend to file annual reports to security holders and the United States SEC on Form 10-K in accordance with the provisions of Section 12 of the Exchange Act. Such annual reports will include audited financial statements.

Periodic Reports with the SEC

As of the date of this registration statement, we have not been filing periodic reports with the SEC. However, the purpose of this registration statement is to become a fully reporting company on a voluntary basis. Hence, we will file periodic reports with the SEC as required by laws and regulations applicable to fully reporting companies.

Availability of Filings

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Critical Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The application of GAAP involves the exercise of varying degrees of judgment. The resulting accounting estimates will not always precisely equal the related actual results. Management considers an accounting estimate to be critical if:

·	assumptions are required to be made; and

·	changes in estimates could have a material effect on our financial statements.

Based upon these criteria, the Company has identified the following significant estimates:

  Revenue recognition
  Accounting for equity instruments issued for services
  Accounting for income taxes

Revenue will be recognized for product sales according to the current accounting guidance. The accounting for equity instruments issued for services follows the guidelines of current accounting guidance.

The accounting for income taxes follows the current accounting guidance and could involve significant judgment as to the establishment of a valuation allowances on deferred taxes or the recognition thereof on the balance sheet and statement of operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Background

We were incorporated in March 2009 for the purpose developing a waste conversion and disposal center in Jamaica. We have not generated any revenues since our inception.

On May 31, 2010, we signed a Joint Venture Agreement (“JVA”) with Quadra, superseding the February 15, 2010 asset purchase agreement regarding the purchase of a System. The JVA enables us to establish a Center in Jamaica without the initial capital cost of the System previously determined as per our February 15, 2010 agreement at a total cost of $650,000 to be paid within an approximate six month period. The JVA states that title and ownership for any System installed shall remain the property of Quadra until payment of the amount of $650,000 from the retained earnings of the joint venture for such installed System shall be paid to Quadra. The management committee has determined that the 1st year of earnings will be allocated 60/40% to Quadra and to us, respectively and payment made toward the System will commence the 2nd year of operations. The management committee has discretion to divide and allocate the earnings on a 60/40% basis to each party to ensure to also ensure that sufficient funds are retained for continued operations. Once the $ 650,000 is paid to Quadra, the right to use the waste conversion technology will pass to the joint venture via a 40 year license. We believe that a joint venture structure would enable us to utilize Quadra’s expertise in the area of marketing and distribution of by-product generated. The JVA is filed as an exhibit to the Registration Statement as Exhibit 10.1(a) . The addendum to the JVA is filed as an exhibit to the Registration Statement as Exhibit 10.1(b) .

Quadra has constructed a demonstration System in China and has completed independent testing. We have observed such testing and have participated in preliminary training on operating the System. On July 7, 2010, our shareholder advanced approximately $ 5,000 to fund travel costs consisting of airfare and accommodations. With the guidance of Quadra and subject to obtaining the necessary funding, we expect to secure a location for our operations in Jamaica by January 2011.

Our current operations are based in Jamaica. Results of Operations

The following is an analysis of our operations from the commencement of our operations to our year ended December 31, 2009 and for the nine month period ended September 30, 2010.

Revenues:

As of December 31, 2009 and for nine month period ended September 30, 2010, we have not generated any revenues.

Upon successful installation and launch of the System, we anticipate generating monthly revenues from sale of the by-products fuel oil, steel and biochar totalling approximately $ 43,000 per month.

Based on the above estimate of revenues generated and estimated $ 14,000 in expenses as mentioned below under “Liquidity and Capital Resources”, our estimated net revenues are $ 28,515 per month. We estimated that based on these estimates that the payback period of the System to Quadra will be approximately 2.5 years. Please see below “Liquidity and Capital Resources”.

The System is able to accommodate four applications for treatment of waste tires, plastics, MSW, and hospital waste. These are subject to the addition of various components. The System and additional equipment which we intend to purchase will accommodate only one application being the treatment and conversion of waste tires. We may at a later time, accommodate other components to process waste tires for carbon black production however this will largely depend the success of our operations and whether we are in a financial position to expand the System to accommodate the production of carbon black.

Expenses:

For the fiscal year ended December 31, 2009 and for the nine month period ended September 30, 2010, our expenses total $ 41,693 and $ 8,374, respectively, and consist of the following:

		Nine month
	Year Ended	Period Ended
	December 31,	September 30,
	2009	2010
	(audited)	(unaudited)
Organization expenses	$21,600	$-
Professional fees	19,000	2,367
Transfer agent	1,000	-
Travel	-	5,252
Rent	-	470
Bank service charges and	93	285
miscellaneous

Total	$41,693	$8,374

For the year ended December 31, 2009, our organization expense of $ 21,600 relates to the 1,800,000 common shares issued to our company President for incorporation and other related costs. The value assigned to these common shares issued was $ 21,600 and is solely based on the sale of common stock on March 30, 2009 wherein 1,250,000 common shares were sold at $ 0.012.

For the year ended December 31, 2009, our professional fees consist of legal costs relating to the preparation of the registration of common stock on this Form S-1 is estimated to be $19,000. For the nine month period ended September 30, 2010, we incurred $ 2,367 in fees for marketing. We currently have 1 sales staff devoted to our marketing efforts.

For the year ended December 31, 2009, we incurred $ 1,000 in transfer agent fees relating to initial set up costs.

For the nine month period ended September 30, 2010, we incurred $ 5,252 in travel costs to China to view the demonstration of the System and to also partake on preliminary training. We incurred $ 470 in rent for our leased office space located at 16 South Monterey Drive, Kingston 6 Jamaica, W.I. for our principal business office in Kingston Jamaica for our joint venture operations with Quadra. This office will be used for administration purposes and is approximately 500 square feet and our monthly lease payments are $ 200 per month plus operating costs.

At this time we cannot estimate whether such expenses will vary based on our limited operating history.

Current trends in the industry

It is difficult to assess trends in the industry which may affect the results of our operations at this time due to the lack of operating history and experience in the industry.

Liquidity and Capital Resources

Working Capital Needs:

On May 31, 2010, we received a shareholder loan in the amount of $ 10,000 as additional support for funding working capital, specifically for settlement of our legal and accounting fees. On July 7, 2010, our shareholder also advanced approximately $ 5,000 for travel costs to China, as mentioned above. The $ 15,000 in shareholder loans is without interest and payable within 6 months of the Company becoming publicly listed. The shareholder loan agreement is filed as an exhibit to the Registration Statement as Exhibit 10.3. Our shareholder advanced an additional $ 772 for payment of rent for our administration office currently leased. The shareholder loan balance is $ 15,772 as of September 30, 2010.

In addition to the working capital we received as noted above, upon discussion with our management committee, we have determined that working capital requirements for the next 12 months to be $ 58,000 of which approximately $ 43,000 are for start up costs three months prior to commencement of operations as outlined below and an additional $ 15,000 for legal and accounting fees. Based on our projections, we believe that we will be able to cover our working capital needs upon commencement of operations through revenues generated from the sale of by-products. Please see below:

			Start Up expenses
			Mo. 1	Mo. 2	Mo. 3	Total	Year 1
Revenue	4 Tons *330days (1,320 Tons annually) Note 1
40% conversion	Sale of Bio Char ($450/Ton) Note 2		$ -	$ -	$ -	$ -	$ 237,600
35%conversion	Sale of Fuel Oil ($550/Ton) Note 3		-	-	-	-	254,100
7%conversion	Sale of Steel ($200/Ton) Note 4		-	-	-	-	18,480
Total			-	-	-	-	$ 510,180
Cost of Goods			-	-	-	-
	Used tires @ $0.50 per tire ($50/Ton) Note 5			-	-	-	66,000
Gross Profit			$ -	$ -	$ -	$ -	$ 444,180
Expenses:
	Rent 5,000 square foot building	Note 6	$ 3,000	$ 3,000	$ 3,000	$ 9,000	$ 36,000
	Electricity (during operation $1500/mo.) Note 7		50	50	50	150	18,000
	Water Consumption ($100/mo.) Note 7		-	-	-	-	1,200
	Water Treatment Cost ($2/Ton) Note 7		-	-	-	-	2,640
	Product packaging ($50/Ton)	Note 8	-	-	-	-	26,400
	Chemical Catalysts	Note 8	-	-	-	-	3,750
	Filter replacement & Maintenance	Note 8	-	-	-	-	2,000
	Yard Security & Maintenance.	Note 7	50	50	50	150	600
Personnel:
	Plant Manager ($600/mth) – 1 Shift Note 9		600	600	600	1,800	7,200
	Equipment Operators ($3/hr) – 6 Shifts Note 9		4,320	4,320	4,320	12,960	51,840
	Worker Benefits @10%	Note 9	432	432	432	1,296	5,184
Insurance:
	Liability, Property Note 7		1,500	-	-	1,500	1,500
	Workers Compensation Note 9		100	100	100	300	1,200
	Office, Telephone and Fax Note 7		400	400	400	1,200	4,800
Total Expenses			$15,372	$13,872	$13,872	$43,116	$ 162,314

Notes:

1.	Estimate is based on volume produced by model utility unit constructed by Quadra.

2.	Estimate is based on Jamaican market rate for biochar in the landscaping/maintenance industry.

3.	Estimate is based on NYMEX exchange as of October 31, 2010,

4.	Estimate is based on Jamaican quotation for steel by metal commodities companies that recycle various metals by repurposing the metal through smelters that meltdown the metals.

5.	Estimate is based on quotation by tire re-treading company with access to large quantities of used tires.

6.	Estimate is based on real estate lease survey of available warehouse space.

7.	Estimates are based on fixed utility rates and market rate for service and maintenance of warehouse location.

8.	Estimate is provided by Quadra.

9.	Estimate is based on market rate of labor as determined by management.

We have secured funding from nine of our shareholders for up to $ 65,000 to fund our working capital by issuance of common shares. As of to date, we have not called upon these shareholders to fulfill their commitments and we intend to do so once we have become a publicly listed Company.

We believe that financial commitments received from shareholders as mentioned above will be sufficient to fund our working capital needs for the next 12 months.

Joint Venture Earnings:

The allocation of joint venture earnings for payment of the System to Quadra will be determined by the management committee. The management committee has determined that the 1st year of earnings will be allocated 60/40% to Quadra and to us and payment made toward the System will commence the 2nd year of operations. The management committee has discretion to divide and allocate the earnings on a 60/40% basis to each party to ensure to also ensure that sufficient funds are retained for continued operations. The management committee is committed to mitigate any impact on both party’s liquidity and capital resources when determining the funds to be allocated for payment of purchase of the System. The payment schedule may therefore change from time to time.

Sources of Capital:

We see above under “Working Capital Needs”.

Cash Flows Operating Activities:

For the year ended December 31, 2009, our cash flows consumed by operating activities were $ 5,093. We accrued $20,000 consisting of legal and accounting fees in the amount of $19,000 and $1,000 in transfer agent fees. For the nine month period ended September 30, 2010, our cash flows consumed by operating activities were $ 16,007. Our accrued expenses decreased by $ 7,633 as a result of payments made for legal fees.

Financing Activities:

For the year ended December 31, 2010, cash provided by financing activities were $ 15,000 where twenty one of our shareholders paid $15,000 for the purchase of 1,250,000 common shares or $0.012 per share. The par value of the shares is $0.001.

For the nine month period ended September 30, 2010, our shareholder advanced $ 15,772 to fund our working capital needs.

Material Commitments

We do not have any material commitments for capital expenditures at this time. We intend on sourcing private placements, shareholder and bank loans to fund working capital needs.

Seasonal Aspects

There are no seasonal aspects which would affect the results of our operations during any particular time of year.

Off Balance Sheet Arrangements We have no off balance sheet arrangements.

DESCRIPTION OF PROPERTY

Principal Business Office

Our administrative office for North American investor relations and U.S. regulatory reporting is located at Suite 200, 245 East Liberty Street, Reno, Nevada, 89501. This is the address of our resident agent of which this address is shared with numerous other corporations which engage the same resident agent. We have leased office space located at 16 South Monterey Drive, Kingston 6 Jamaica, W.I. for our principal business office in Kingston Jamaica for our joint venture operations with Quadra. This office will be used for administration purposes and is approximately 500 square feet and our monthly lease payments are $ 200 per month. The Center would occupy an area of about 5,000 square feet and the location has not been determined plus operating expenses. We will be working with Quadra on determining a suitable location that would accommodate our needs for office space for our administration staff, space for storage of byproducts generated and warehouse for the System.

There are currently no proposed programs for the renovation, improvement or development of the facilities that we currently use. We believe that this arrangement is suitable given the nature of our current operations, and believe that we will not need to lease additional administrative offices in the immediate future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

· Any of our directors or officers;

·	Any person proposed as a nominee for election as a director;

·	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

·	Any member of the immediate family of any of the foregoing persons.

On March 25, 2009, 1,800,000 shares were issued to our President as consideration for incorporation costs and other related costs. These shares were valued at $21,600 and was solely based on our most recent sale on March 30, 2009. These shares are exempt from registration under Regulation S of the Securities Act as they were made to a non US resident.

On May 31, 2010, we received a shareholder loan in the amount of $ 10,000 as additional support for funding working capital. Our shareholder also advanced approximately $ 5,000 for travel costs to China to view the demonstration of the System and to also partake on preliminary training. The shareholder loans are without interest and is payable within 6 months of the Company becoming publicly listed.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

No Public Market for Common Stock

There is no public trading market for our shares in the United States or elsewhere. We anticipate retaining a market maker in order to obtain quotation on the OTC Bulletin Board upon effectiveness of this registration statement. There can be no assurance, however, that a public market will materialize.

Shareholders of Our Common Shares

As December 31, 2009, we had 22 registered shareholders and 3,050,000 shares outstanding.

Rule 144 Shares

Rule 144 provides an exemption from registration under the Securities Act for sales by holders of “restricted securities” (i.e., securities acquired directly or indirectly from the issuer or an affiliate of the issuer in a transaction or chain of transactions not involving a public offering) and for sales of “control securities” (i.e., securities held by affiliates, regardless of how they acquired them).

In February 2008, amendments to Rule 144 under the Securities Act that substantially liberalized the rules governing the resale of securities issued in private transactions or held by affiliates became effective. The amendments shortened the holding periods for restricted securities of public companies, significantly reduced the conditions applicable to sales of restricted securities by non-affiliates, and modified other aspects of the rules.

Under amended Rule 144, holders of restricted securities of reporting companies (i.e., companies that have been subject to public reporting requirements for at least 90 days before the sale) are able to sell their securities after holding them for only six months, subject to specified conditions. Sales under Rule 144 may also limited by manner of sale provisions and notice requirements and to the availability of current public information about the combined company.

Sales by Non-Affiliates under Rule 144

After six months but prior to one year from the date of acquisition of securities from the issuer or an affiliate of the issuer, non-affiliates of reporting companies may resell those securities under Rule 144 subject only to the current public information requirement described below. They will not have to file a Form 144, follow manner-of-sale requirements, or stay within the volume limitations. After holding securities for one year, non-affiliates of both reporting and non-reporting companies may resell those securities freely without any additional conditions under Rule 144.

Sales by Affiliates

In general, affiliates are subject to all of the requirements under Rule 144.

·	Current public information. There must be adequate current public information available about the issuer. Reporting companies must have been subject to public reporting requirements for at least 90 days immediately before the Rule 144 sale and must have filed all required reports (other than Forms 8-K) during the 12 months (or shorter period that the company was subject to public reporting) before the sale. For non-reporting companies (including companies that have been subject to the public reporting requirements for less than 90 days), certain other specified public information must be available.

·	Holding period. Restricted securities must be held for at least six months before they may be sold (securities issued in registered transactions are not subject to a holding period). The holding period for restricted securities of non-reporting companies is one year.

·	Volume limitations. For equity securities, in any three-month period, resales may not exceed a sales volume limitation equal to the greater of (i) the average weekly trading volume for the preceding four calendar weeks, or (ii) one percent of the outstanding securities of the class. The volume limitation for debt securities permits the sale of up to 10% of a tranche or class of debt securities in any three-month period. However, since our shares are quoted on the OTC Bulletin Board, which is not an “automated quotation system,” our shareholders will not be able to rely on the market-based trading volume provision described in clause (i) above. If, in the future, our securities are listed on an exchange or quoted on NASDAQ, then our shareholders would be able to rely on the market-based trading volume provision. Unless and until our stock is so listed or quoted, our shareholders can only rely on the percentage based volume provision described in clause (ii) above.

·	Manner-of-sale requirements. Resales of equity securities must be made in unsolicited “brokers’ transactions” or transactions directly with a “market maker” and must comply with other specified requirements. Equity securities may be sold in “riskless principal transactions” (in addition to “brokers’ transactions” and transactions directly with a “market maker”).

·	Filing of Form 144. The seller must file a Form 144 if the amount of securities being sold in any three- month period exceeds the lesser of 5,000 shares or $50,000 in aggregate sales price.

Stock Option Grants

There are no outstanding options or warrants to purchase, or securities convertible into shares or equity compensation plans.

Dividends

We do not anticipate that we will declare any dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our shares, our intention is to retain future earnings for use in our operations and the expansion of our business. We also do not have any securities authorized for issuance under equity compensation plans.

EXECUTIVE COMPENSATION

Our sole officer and director, Mr. Dennis Dalley was not compensated during the period March 29, 2009 (commencement of operations) to the nine month period ended September 30, 2010 or to date.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on March 18, 2009 to December 31, 2009.

Summary Compensation Table

Name and	Year	Salary	Bonus	Stock	Option	Non-Equity	Change in	All Other	Total
principal		($)	($)	Awards	Awards	Incentive Plan	Pension and	Compensation	($)
position				($)	($)	Compensation	Nonqualified	($)
						($)	Deferred
Compensation
Earnings
($)

Dennis Dalley,	2009	0	0	$ 21,600	0	0	0	0	$ 21,600
President, CEO,
CFO, CAO,
Secretary,
Treasurer and
Director

On March 25, 2009, we issued 1,800,000 common shares valued at $ 21,600 for incorporation and other related costs. The 1,800,000 common shares were valued at $ 21,600, or $ 0.012 per share, solely based on our most recent sale on March 30, 2009. The common stock issuance was exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act, including Regulation S promulgated under the Act.

We presently do not have any compensation agreement with our sole officer and director as a result of our lack of working capital. We do not pay to our sole director any compensation for such director serving on our board of directors. Mr. Dalley may receive compensation for his services upon initiation of operations. He may be compensated by salary or by form of stock compensation in lieu of cash payment.

Stock Option Grants

We have not granted any stock options to our sole executive officer since incorporation.

Consulting Agreements

We do not have any employment or consulting agreement with our sole officer and director and we will not pay such director any amount for acting on the Board of Directors.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Imex International Corp,

We have audited the accompanying balance sheet of Imex International Corp. (A Development Stage Company) as of December 31, 2009, and the related statements of operations, changes in shareholders’ deficiency, and cash flows for the period March 18, 2009 (Date of Inception) to December 31, 2009. These financial statements are the responsibility of the Company management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted the audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imex International Corp. (A Development Stage Company) as of December 31, 2009, and the results of its operations and cash flows for the period March 18, 2009 (Date of Inception) to December 31, 2009 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, at December 31, 2009, the Company had an accumulated deficit of $ 41,693. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts or classification of liabilities that might be necessary should the Company be unable to continue in operation.

/s/Robert G. Jeffrey, Certified Public Accountants February 5, 2010, with the exception of Note #5, Dated July 7, 2010 Wayne, New Jersey

-F1-

IMEX INTERNATIONAL CORP.
(A Development Stage Company)
Balance Sheet
December 31, 2009

ASSETS
Current Assets:
Cash	$ 9,907

Total current assets	9,907

Total Assets	$ 9,907

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current liabilities:
Accrued liabilities	$ 15,000

Shareholders’ Deficiency:
Common stock – authorized, 75,000,000 shares of $.001 par value; issued
and outstanding, 3,050,000 shares	$ 3,050
Capital in excess of par value	33,550
Deficit accumulated during development stage	(41,693)
Total shareholders’ deficiency	(5,093)

Total Liabilities and Shareholders’ Deficiency	$ 9,907

The accompanying notes are an integral part of these financial statements.

-F2-

IMEX INTERNATIONAL CORP.
(A Development Stage Company)
Statement of Operations
For the Period March 18, 2009 (Date of Inception) to December 31, 2009

Revenue	$ -
Expenses:
Organization expense	21,600
Professional fees	19,000
Transfer agent	1,000
Bank service charges	93
Total expenses	41,693
Net loss	$ (41,693)
Weighted average shares outstanding	2,947,916
Basic and diluted loss per share	($0.01)

The accompanying notes are an integral part of these financial statements

-F3- .

     IMEX INTERNATIONAL CORP.
(A Development Stage Company)
Statement of Changes in Shareholders Deficiency
For the Period March 18, 2009 (Date of Inception) to December 31, 2009

				Deficit
				Accumulated
				During
			Capital in	The
	Common Stock		Excess of	Development
	Shares	Amount	Par Value	Stage	Total

Balance March 18, 2009	-	$ -	$ -	$ -	$ -

Shares issued for cash	1,250,000	1,250	13,750	-	15,000

Shares issued for services	1,800,000	1,800	19,800	-	21,600

Net loss for period	-	-	-	(41,693)	(41,693)

Balance December 31, 2009	3,050,000	$ 3,050	$ 33,550	$ (41,693)	$ (5,093)

The accompanying notes are an integral part of these financial statements.

-F4-

IMEX INTERNATIONAL CORP.
(A Development Stage Company)
Statement of Cash Flows
For the Period March 18, 2009 (Date of Inception) to December 31, 2009

Cash Flows From Operating Activities
Net loss	$ (41,693)
Adjustments to reconcile net loss to cash consumed in operating activities:
Charges not requiring outlay of cash:
Shares issued for services	21,600
Changes in assets and liabilities:
Increase in accrued liabilities	15,000
Cash Consumed in Operating Activities	(5,093)
Cash Flows from Investing Activities	-
Cash Flows from Financing Activities:
Proceeds of sales of common stock	15,000
Cash Provided by Financing Activities:	15,000
Net change in cash	15,000
Cash balance, March 18, 2009	-
Cash balance, December 31, 2009	$ 9,907

The accompanying notes are an integral part of these financial statements.

-F5-

IMEX INTERNATIONAL CORP. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2009

1. ORGANIZATION AND BUSINESS Organization of Company

The Company was incorporated in the State of Nevada on March 18, 2009 for the purpose of developing a waste conversion and disposal center in the Caribbean. The Company is a development stage company.

The Company is in the process of executing an agreement to purchase a QES 2000S utility unit waste conversion and disposal unit.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash

For purposes of the statements of cash flows, the Company considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash.

Shares issued for Services

The cost of equity instruments issued to non-employees in return for goods and services is measured by the fair value of the goods or services received or fair value of the equity instruments issued, whichever is the more readily determinable. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued.

Recognition Of Revenue

Revenue is recognized when product is delivered to customers. In determining recognition, the following criteria are considered: persuasive evidence exists that there is an arrangement between buyer and seller; delivery has occurred; the sales price is fixed or determinable; and _collectability is reasonably assured.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial instrument, consisting of cash, approximates its value at December 31, 2009.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 “Accounting for Income Taxes”, which requires the use of the “liability method”. Accordingly, deferred tax liabilities and assets are determined based on differences between the financial statement and tax bases of assets and liabilities, and of net operating loss carry forwards, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the income that is currently taxable.

-F6-

IMEX INTERNATIONAL CORP. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

Advertising Costs

The Company will expense advertising costs when the advertisement occurs. The Company did not incur any advertising costs during the period of March 18, 2009 to December 31, 2009.

Net Income per Share

The Company computes net income (loss) per common share in accordance with SFAS No. 128, “Earnings Per Share” and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net income per common share are computed by dividing the net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. Accordingly, the number of weighted average shares outstanding as well as the amount of net income per share are presented for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.

Segment Reporting

Management will treat the operations of the Company as one segment.

Research and Development

Research costs are expenses as incurred. Development costs are also expensed unless, in the Company’s view, they meet specific criteria related to technical, market and financial feasibility, in which case they are deferred and amortized. Amortization is calculated on a straight-line basis over the expected life of the related products. As at year end, the Company had not incurred any research costs which would be required to be amortized.

3. RELATED PARTY TRANSACTIONS

The Company’s President was awarded 1,800,000 shares of common stock, valued at $21,600 as compensation for the organization and formation of the Company.

The Company conducts its business in the office of a company controlled by a significant shareholder. There has been no charge for this use. If there were a charge, it would be insignificant.

-F7-

IMEX INTERNATIONAL CORP. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2009

4. SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

There was no cash paid for interest or income taxes during either of the periods presented.

A total of 1,800,000 shares of common stock, valued at $21,600 were awarded to the President as compensation for services for the organization and formation of Company.

5. SUBSEQUENT EVENTS

On May 31, 2010, the Company executed a Joint Venture Agreement (“JVA”) with Quadra Energy Systems Inc (“QES”) to establish a waste to energy conversion facility in the country of Jamaica. The JVA specifies that QES will install a QES 2000S utility unit waste conversion system at a Jamaica location. The JVA also specifies that the Company will identify a location in Jamaica to be used for operations, provide a continuous supply of used tires which will be used as raw material for the operation, and supervise the operation of the system. Actual management of the joint venture will be directed by a Management Committee composed of four members, with equal representation from each party to the JVA.

The JVA further specifies that title and ownership of any QES 2000S system made available to the joint venture will remain the property of QES until payment of $650,000 has been made to QES by the joint venture. Earnings from the joint venture will be divided, with 60% to QES and 40% to the Company, to be paid as directed by the Management Committee.

Once the $650,000 has been paid to QES, the right to use the waste conversion technology will pass to the joint venture via a 40 year license. The Company believes the joint venture structure will enable the Company to utilize the expertise of QES in the areas of marketing and distribution of products generated by the system.

The System employs technology known as pyrolysis to create energy while disposing of waste tires. The process incorporates equipment, software and software programs which are compatible with the pyrolysis system technology. The System has a dual purpose, either (i) to secure an efficient method of converting waste organic materials into marketable energy products and by-products, or (ii) to secure an efficient method of disposing of waste organic materials utilizing a safe, non polluting, non toxic method.

The JVA specifies that the Company will not engage in any business between May 31, 2010 and May 29, 2015 that is deemed competitive with the products and services offered under the Joint Venture Agreement.

During July, 2010 the Company obtained a $5,000 shareholder loan. The $5,000 loan enabled the Company to view a demonstration QES system in China. This loan is due six months from the time that the Company becomes publicly listed.

-F8-

IMEX INTERNATIONAL CORP. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2009

5. RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect adoption of recently issued accounting pronouncements to have a significant effect on the Company’s results of operations, financial position or cash flows.

6. INCOME TAXES

The Company experienced a $41,693 loss during the period ended December 31, 2009. The Internal Revenue Code allows net operating losses (NOL’s) to be carried back and then forward and applied against future profits for a period of twenty years. The $ 41,693 is available for future years; if not used, this carry-forward will expire in the years ended December 31, 2029 through December 31, 2034.

Under Statement of Financial Accounting Standards No. 109, recognition of deferred tax assets is permitted unless it is more likely than not that the assets will not be realized. The potential benefit of the 2009 carry-forward has been offset by a valuation allowance. The Company has recorded deferred tax assets as follows:

Deferred tax assets	$ 6,253
Valuation Allowance	($ 6,253)
Balance Recognized	$ -

7. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has experienced losses and does not presently have sufficient resources to accomplish its objectives during the next twelve months. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation. The Company’s present plans, the realization of which cannot be assured, are to raise necessary funds through shareholder loans and private placements.

-F9-

IMEX INTERNATIONAL CORP.
(A Development Stage Company)
Balance Sheets

	September	December 31,
	30, 2010	2009
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash	$ 9,622	$ 9,907
Total current assets	9,622	9,907

Total Assets	$ 9,622	$ 9,907

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current liabilities:
Accrued liabilities	7,367	15,000
Due to shareholder	15,722	-

Total current liabilities	23,089	15,000

Shareholders’ Deficiency:
Common stock – authorized, 75,000,000 shares of $.001 par
value; issued and outstanding, 3,050,000 shares	$ 3,050	$ 3,050
Capital in excess of par value	33,550	33,550
Deficit accumulated during development stage	(50,067)	(41,693)
Total shareholders’ deficiency	(13,467)	(5,093)

Total Liabilities and Shareholders’ Deficiency	$ 9,622	$ 9,907

The accompanying notes are an integral part of these financial statements.

-F9-

IMEX INTERNATIONAL CORP. (A Development Stage Company) Statement of Operations (Unaudited)

	Nine Month	March 18, 2009
	Period	(Date of
	Ended	Inception) to
	September	September 30,
	30, 2010	2010
Revenue	$ -	$ -

Expenses:
Travel expense	5,252	5,252
Professional fees	2,367	21,367
Organization expense	-	21,600
Rent	470	470
Transfer agent	-	1,000
Bank service charges and miscellaneous	285	378

Total expenses	8,374	50,067

Net loss	$ (8,374)	$ (50,067)

Weighted average shares outstanding	3,050,000

Basic and diluted loss per share	$ -

The accompanying notes are an integral part of these financial statements

-F10- .

IMEX INTERNATIONAL CORP.
(A Development Stage Company)
Statement of Cash Flows
(Unaudited)

	Nine month	March 18,
	Period	2009 (Date of
	Ended	Inception) to
	September	September
	30, 2010	30, 2010
Cash Flows From Operating Activities
Net loss	$ (8,374)	$ (50,067)
Adjustments to reconcile net loss to cash consumed in operating activities:
Charges not requiring outlay of cash:
Shares issued for services	-	21,600
Changes in assets and liabilities:
Increase (Decrease) in accrued liabilities	(7,633)	7,367

Cash Consumed in Operating Activities	(16,007)	(21,100)

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities:
Proceeds from shareholder loan	15,722	15,722
Proceeds of sales of common stock	-	15,000
Cash Provided by Financing Activities:	15,722	30,722

Net change in cash	(285)	9,622

Cash balance, beginning of period	9,907	-
Cash balance, end of period	$ 9,622	$ 9,622

The accompanying notes are an integral part of these financial statements.

-F11-

IMEX INTERNATIONAL CORP. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS September 30, 2010 (Unaudited)

1. BASIS OF PRESENTATION

The unaudited consolidated interim financial statements of Imex International Corp (the “Company”) as of September 30, 2010 and for the nine month periods ended September 30, 2010 and the period March 18, 2009 (date of inception) to September 30, 2010, have been prepared in accordance with generally accepted accounting principles. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of such periods. The results of operations for the nine month period ended September 30, 2010 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2010.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading. The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the fiscal year ended December 31, 2009.

2. SUPPLEMENTAL CASH FLOWS INFORMATION

There was no cash paid for either interest or income taxes during either of the periods presented. In addition, there were no non-cash investing or financing activities for either of the periods presented.

3. CONTINGENCY The Company does not carry insurance. 4. SHAREHOLDER LOANS

The shareholder loans are non-interest bearing demand loans.

5. FORMATION OF JOINT VENTURE

On May 31, 2010, the Company executed a Joint Venture Agreement (“JVA”) with Quadra Energy Systems Inc (“QES”) to establish a waste to energy conversion facility in the country of Jamaica. The JVA specifies that QES will install a QES 2000S utility unit system at a Jamaica location. The JVA also specifies that the Company will identify a location in Jamaica to be used for operations, provide a continuous supply of used tires which will be used as raw material for the operation, and supervise the operation of the system. Actual management of the joint venture will be directed by a Management Committee composed of four members, with equal representation from each party to the JVA.

The JVA further specifies that title and ownership of any QES 2000S system made available to the joint venture will remain the property of QES until payment of $650,000 has been made to QES by the joint venture. Earnings from the joint venture will be divided, with 60% to QES and 40% to the Company, to be paid as directed by the Management Committee.

Once the $650,000 has been paid to QES, the right to use the waste conversion technology will pass to the joint venture via a 40 year license. The Company believes the joint venture structure will enable the Company to utilize the expertise of QES in the areas of marketing and distribution of products generated by the system.

IMEX INTERNATIONAL CORP. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS September 30, 2010 (Unaudited)

5. FORMATION OF JOINT VENTURE, Continued

The System employs technology known as pyrolysis to create energy while disposing of waste tires. The process incorporates equipment, software and software programs which are compatible with the pyrolysis system technology. The System has a dual purpose, either (i) to secure an efficient method of converting waste organic materials into marketable energy products and by-products, or (ii) to secure an efficient method of disposing of waste organic materials utilizing a safe, non polluting, non toxic method.

The JVA specifies that the Company will not engage in any business between May 31, 2010 and May 29, 2015 that is deemed competitive with the products and services offered under the Joint Venture Agreement.

6. FUNDING REQUIREMENTS

During the nine month period ended September 30, 2010, the Company obtained a $ 5,000 shareholder The $5,000 loan enabled the Company to view a demonstration of the QES system in China. This loan is non-interest bearing and is due six months from the time that the Company becomes publicly listed.

-F12-

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants since our incorporation.

AVAILABLE INFORMATION

Upon the effectiveness of our registration statement, we will file reports with the SEC. We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered by the selling security holders through this prospectus. You may inspect the registration statement, exhibits and schedules filed with the SEC at the Commission’s principal office in Washington, D.C. copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Although we are not obligated to an annual report to our security holders, we will voluntarily send an annual report, including audited financial statements, to any security holder who requests an annual report.

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes (“NRS”) and our bylaws. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its shareholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic. Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

We have been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defence of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

We estimate to incur the following expenditures relating to this offering. We are paying all these expenses and will not be reimbursed by the Selling Shareholders. The Selling Shareholders are responsible for their own selling costs. The following are all estimates:

Transfer Agent Fees	$ 1,000
Accounting and audit fees and expenses	4,000
Legal fees	15,000

Total	$ 20,000

RECENT SALES OF UNREGISTERED SECURITIES

On March 25, 2009, we issued 1,800,000 shares valued at $ 21,600 for incorporation and other related costs. The common stock issuance was exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act, including Regulation S promulgated under the Act.

On March 30, 2009, we issued 1,250,000 share of our common stock for consideration of $15,000 to 21 shareholders. The common stock issuance was exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act, including Rule 506 of Regulation D and Regulation S promulgated under the Act. We have complied with the requirements of Regulation S by having no directed selling efforts made in the United States, ensuring that the investors are non-U.S. persons with addresses in a foreign country and having the investors make representation to us certifying that he or she is not a U.S. person and is not acquiring the common stock for the account or benefit of a U.S. person, other than persons who purchased common stock in transactions exempt from the registration requirements of the Securities Act; and also agrees only to sell the common stock in accordance with the registration provisions of the Act or an exemption there from, or in accordance with the provisions of the Regulation.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description

3.1	Certificate of Incorporation dated March 18, 2009.*

3.2	Articles of Incorporation dated March 18, 2009.*

3.3	Bylaws, effective March 18, 2009.*

5.1	Legal Opinion Letter dated March 1, 2010 from Lonsdale Avenue Law Centre, with consent to use.**

10.1	Sales Agreement with Quadra Energy Systems Inc. dated February 15, 2010.*

10.1(a)	Joint Venture Agreement with Quadra Energy Systems Inc. dated May 31, 2010**

10.1(b)	Addendum to the Joint Venture Agreement with Quadra Energy Systems Inc. dated August 2, 2010.

10.2	Standard Share Subscription Agreement dated March 30, 2009*

10.3	Letter from the Jamaican Ministry of Industry, Investment, and Commerce dated September 28, 2010.

	10.4	Shareholder loan agreement dated May 31, 2010

	23.1	Consent Letter from Robert Jeffrey, CPA dated November 29, 2010.

	23.2	Consent Letter from Quadra Energy Systems Inc., dated May 12, 2010**

*	Incorporated by reference from Form S-1 that was filed with the SEC on March 16, 2010

**	Incorporated by reference from Form S-1 that was filed with the SEC on July 29, 2010

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	(a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(b)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

	(c)	include any additional or changed material information on the plan of distribution.

2.	That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

	(b)	any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(c)	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(d)	any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defence of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on November 29, 2010.

IMEX INTERNATIONAL CORP.

By:	/s/ Dennis Dalley
Dennis Dalley
President, CEO, CFO, CAO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

President, CEO, CFO,
/s/ Dennis Dalley	CAO, Secretary,	November 29, 2010
Dennis Dalley	Treasurer and Director